UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010

Watts Water Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11499	04-2916536
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Watts Water Technologies, Inc. (the “Company”) was held on Wednesday, May 12, 2010.

The results of the voting on the proposals considered at the 2010 Annual Meeting were as follows:

1.           Election of Directors

Each of the following eight persons was elected as a Director of the Company for a term expiring at the Company's 2011 Annual Meeting of Stockholders and until such Director's successor is duly elected and qualified.

The voting results were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Robert L. Ayers	93,345,034	794,329	2,851,407
Kennett F. Burnes	93,344,078	795,285	2,851,407
Richard J. Cathcart	93,340,026	799,337	2,851,407
Ralph E. Jackson, Jr.	93,343,052	796,311	2,851,407
Kenneth J. McAvoy	93,212,393	926,970	2,851,407
John K. McGillicuddy	93,336,437	802,926	2,851,407
Gordon W. Moran	93,234,499	904,864	2,851,407
Patrick S. O’Keefe	93,511,788	627,575	2,851,407

2.           Ratification of Independent Registered Public Accounting Firm

The votes regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 were as follows:

Number of votes cast for the proposal:	96,498,039
Number of votes cast against the proposal:	432,612
Number of abstentions:	60,119

Item 8.01.  Other Events.

On May 12, 2010, the Board of Directors of the Company appointed John K. McGillicuddy as the new Chairman of the Board, replacing Gordon W. Moran who had previously served as Chairman of the Board since 2002.

Pursuant to Section 17 of Article II of the Company’s By-Laws, the Board of Directors appointed Timothy P. Horne as a Director Emeritus of the Company effective upon his retirement from the Board of Directors at the 2010 Annual Meeting held on May 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	WATTS WATER TECHNOLOGIES, INC.
By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel